UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2016

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00663	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY		10167
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

On May 12, 2016, Ares Capital Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) at The Century Plaza Towers, 2029 Century Park East, Concourse Level, Conference Room B, Los Angeles, California 90067.  The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of the 314,347,064 shares of common stock outstanding on the record date, March 4, 2016.  At the Annual Meeting, the Company’s stockholders voted on the following proposals and the Company’s inspector of election certified the vote tabulations indicated below.

Proposal 1

The nominees listed below were elected as Class III directors of the Company to serve for a term of three years, and until their successors are duly elected and qualify, based on the following votes:

	FOR	AGAINST	ABSTAIN
R. Kipp deVeer	161,309,918	3,967,123	2,034,461
Daniel G. Kelly, Jr.	162,579,975	2,661,645	2,069,882
Eric B. Siegel	161,533,216	3,563,259	2,215,027

Proposal 2

The proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 was approved, based on the following votes:

FOR	AGAINST	ABSTAIN
278,371,452	3,822,364	1,971,627

Special Meeting of Stockholders

On May 12, 2016, the Company also held a special meeting of stockholders (the “Special Meeting”) at The Century Plaza Towers, 2029 Century Park East, Concourse Level, Conference Room B, Los Angeles, California 90067.  The issued and outstanding shares of stock of the Company entitled to vote at the Special Meeting consisted of the 314,347,064 shares of common stock outstanding on the record date, March 4, 2016.  At the Special Meeting, the Company’s stockholders voted on the following proposal and the Company’s inspector of election certified the vote tabulation indicated below.

Proposal 1

The proposal to authorize the Company, with the approval of its board of directors, to sell or otherwise issue shares of its common stock at a price below its then current net asset value per share subject to certain limitations (including, without limitation, that the number of shares issued does not exceed 25% of its then outstanding common stock) was approved, based on the following votes:

FOR	AGAINST	ABSTAIN
132,538,678	33,338,471	3,853,383

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: May 16, 2016
	By:	/s/ Penni F. Roll
	Name:	Penni F. Roll
	Title:	Chief Financial Officer